
CREDIT SUISSE FIRST BOSTON                                                                   Exhibit 20               Page 1

                                    Key Bank USA, N.A. Automotive Specialty Finance

                               MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                                         March 1, 1999 through March 31, 1999

A. ORIGINAL DEAL PARAMETER INPUTS
---------------------------------
(A) Original Total Portfolio                                                                     $110,004,479.62
(B) Class A Noteholders' Percentage                                                                        67.00%
(C) Original Class A Note Balance                                                                 $73,703,000.00
(D) Class A Note Rate                                                                                       6.20%
(E) Class B Noteholders' Percentage                                                                        17.00%
(F) Original Class B Note Balance                                                                 $18,700,000.00
(G) Class B Note Rate                                                                                       6.40%
(H) Class C Noteholders' Percentage                                                                        10.00%
(I) Original Class C Note Balance                                                                 $11,000,000.00
(J) Class C Note Rate                                                                                       7.00%
(K) Class D Certificateholders' Percentage                                                                  6.00%
(L) Original Class D Certificate Balance                                                           $6,601,479.62
(M) Class D Certificate Rate                                                                                0.00%
(N) Servicing Fee Rate                                                                                      3.50%
(O) Original Weighted Average Coupon (WAC)                                                                 20.03%
(P) Original Weighted Average Remaining Term (WAM)                                                         54.45 months
(Q) Number of Contracts                                                                                    9,006
(R) Reserve Account ("RA")
    (i)   Maximum Specified Reserve Balance                                                         5,500,223.98
    (ii)  Minimum Specified Reserve Balance                                                         2,200,089.59
    (iii) Initial Deposit                                                                           1,650,067.19

(S) Noteholders' Percentage                                                                                94.00%

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                                 Total Trust
------------------------------------------------                                                 -----------

(A) Total Portfolio Outstanding                                                                   $52,289,548.89
(B) Total Portfolio Pool Factor                                                                        0.4753402
(C) Class A Note Balance                                                                          $34,686,138.09
(D) Class A Principal Factor                                                                           0.4706204
(E) Class A Interest Carryover Shortfall                                                                    0.00
(F) Class A Principal Carryover Shortfall                                                                   0.00
(G) Class B Note Balance                                                                           $8,800,602.17
(H) Class B Principal Factor                                                                           0.4706204
(I) Class B Interest Carryover Shortfall                                                                    0.00
(J) Class B Principal Carryover Shortfall                                                                   0.00
(K) Class C Note Balance                                                                           $5,176,824.81
(L) Class C Principal Factor                                                                           0.4706204
(M) Class C Interest Carryover Shortfall                                                                    0.00
(N) Class C Principal Carryover Shortfall                                                                   0.00
(O) Class D Certificate Balance                                                                    $3,625,983.83
(P) Reserve Account Balance                                                                         5,264,338.26
(Q) Payahead Account Balance                                                                          220,564.20
(R) Aggregate Subordinated Servicing Fees to Date                                                   2,553,969.08
(S) Current Servicing Fees Accrued but Unpaid (after first Nine Months)                                     0.00
(T) Cumulative Net Losses for All Prior Periods                                                    13,293,723.99
(U) Weighted Average Coupon of Remaining Portfolio (WAC)                                                   19.86%
(V) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                           37.33 months
(W) Number of Contracts                                                                                    5,591

C. INPUTS FROM THE MAINFRAME
----------------------------

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                              $1,954,696.22
    (ii)  Interest Payments Received                                                                  948,493.72
    (iii) Repurchased Loan Principal                                                                        0.00
    (iv)  Repurchased Loan Interest                                                                         0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                                  0.00
(C) Amount Applied From Payahead Account                                                               61,073.47
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                   19.85%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                       36.27 months
(F) Remaining Number of Contracts                                                                          5,430
(G) Delinquent Contracts
                                                                             Contracts                    Amount
                                                                             ---------                    ------

    (i)   30-59 Days Delinquent                                                86           1.58%    $824,708.11    1.66%
    (ii)  60-89 Days Delinquent                                                 0           0.00%           0.00    0.00%
    (iii) 90 Days or More Delinquent                                            0           0.00%           0.00    0.00%

D. INPUTS DERIVED FROM OTHER SOURCES
------------------------------------

(A) Aggregate Net Losses for Collection Period                                                       $291,635.00
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                          $780,164.48
    (ii)  Net Liquidation Proceeds Received During the Collection Period                              301,332.97
    (iii) Recoveries on Previously Liquidated Contracts                                               187,196.51
(C) Number of Financed Vehicles Repossessed but not yet Charged off                                           74




I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated September 1, 1997, and is correct, to the best of my knowledge.

                        Vice-President                              04/09/99
/s/ Thomas R. Blend
--------------------------------------                              ----------
Signature                        Title                              Date


CREDIT SUISSE FIRST BOSTON                                                                      Exhibit 20         Page 2

                                    Key Bank USA, N.A. Automotive Specialty Finance

                               MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                                         March 1, 1999 through March 31, 1999

I. COLLECTIONS
--------------

(A) Principal Payments Received (C(A)i)                                                         $1,954,696.22
(B) Interest Payments Received (C(A)ii)                                                            948,493.72
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                       488,529.48
(D) Principal on Repurchased Contracts (C(A)iii)                                                         0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                           0.00
                                                                                            -----------------

(F) Total Collections (A+B+C+D+E)                                                               $3,391,719.42

                                                                                            -----------------

(G) Total Available Amount (F)                                                                  $3,391,719.42

II. DISTRIBUTIONS
-----------------

(A) Principal Payments Received (C(A)i)                                                         $1,954,696.22
(B) Principal on Repurchased Contracts (C(A)iii)                                                         0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                      780,164.48
                                                                                            -----------------
(D) Principal Distribution Amount (A+B+C)                                                       $2,734,860.70


(E) Current Servicing Fee Due                                                                     $152,511.18
(F) Accrued and Unpaid Servicing Fees for Prior Collection Periods (B(S))                                0.00
                                                                                            -----------------
(G) Total Servicing Fees Payable                                                                   152,511.18
(H) Servicing Fees Paid from Collection Account                                                    152,511.18
(I) Reserve Account Draw for Servicing Fees Payable                                                      0.00
(J) Servicing Fee Shortfall                                                                              0.00
(K) Current Subordinated Servicing Fee                                                                   0.00
(L) Aggregate Subordinated Servicing Fees Before (P)                                             2,553,969.08

(M) Class A Distributable Amount
    (i)   Class A Monthly Interest Distributable Amount                                           $179,211.71
    (ii)   Class A Interest Distributable Amount                                                   179,211.71
    (iii)   Class A Monthly Principal Distributable Amount                                       1,832,378.09
    (iv)   Class A Principal Distributable Amount                                                1,832,378.09
                                                                                            -----------------

    (v) Total Distributable Amount (i+ii)                                                       $2,011,589.80
    (vi) Class A Interest Paid from Collection Account                                             179,211.71
    (vii) Reserve Account Draw for Class A Interest Payable                                             $0.00
    (viii) Class A Interest Carryover Shortfall                                                         $0.00
    (ix) Class A Principal Paid from Collection Account                                          1,832,378.09
    (x) Reserve Account Draw for Class A Principal Payable                                               0.00
    (xi) Class A Principal Carryover Shortfall                                                           0.00

(N) Class B Distributable Amount
    (i)   Class B Monthly Interest Distributable Amount                                            $46,936.54
    (ii)   Class B Interest Distributable Amount                                                    46,936.54
    (iii)   Class B Monthly Principal Distributable Amount                                         464,912.83
    (iv)   Class B Principal Distributable Amount                                                  464,912.83
                                                                                            -----------------

    (v) Total Distributable Amount (i+ii)                                                         $511,849.37
    (vi) Class B Interest Paid from Collection Account                                              46,936.54
    (vii) Reserve Account Draw for Class B Interest Payable                                             $0.00
    (viii) Class B Interest Carryover Shortfall                                                         $0.00
    (ix) Class B Principal Paid from Collection Account                                            464,912.83
    (x) Reserve Account Draw for Class B Principal Payable                                               0.00
    (xi) Class B Principal Carryover Shortfall                                                           0.00

(O) Class C Distributable Amount
    (i)   Class C Monthly Interest Distributable Amount                                            $30,198.14
    (ii)   Class C Interest Distributable Amount                                                    30,198.14
    (iii)   Class C Monthly Principal Distributable Amount                                         273,478.14
    (iv)   Class C Principal Distributable Amount                                                  273,478.14
                                                                                            -----------------

    (v) Total Distributable Amount (i+ii)                                                         $303,676.28
    (vi) Class C Interest Paid from Collection Account                                              30,198.14
    (vii) Reserve Account Draw for Class C Interest Payable                                             $0.00
    (viii) Class C Interest Carryover Shortfall                                                         $0.00
    (ix) Class C Principal Paid from Collection Account                                            273,478.14
    (x) Reserve Account Draw for Class C Principal Payable                                               0.00
    (xi) Class C Principal Carryover Shortfall                                                           0.00

(P) Payment of Subordinated Servicing Fees
    (i)  Aggregate Subordinated Servicing Fees from Current and Prior Periods (II(L)            $2,553,969.08
    (ii) Subordinated Servicing Fees Paid from Collection Account                                  176,207.07
    (iii) Aggregate Subordinated Servicing Fees to Date (i-ii)                                  $2,377,762.01

(Q) Certificateholders' Distributable Amount
    (i)  Certificateholders' Distributable Amount                                                 $164,091.64
    (ii)  Certificateholders' Distributable Amount Paid from Collection Account                          0.00






CREDIT SUISSE FIRST BOSTON                                                              Exhibit 20        Page 3

                         Key Bank USA, N.A. Automotive Specialty Finance

                       MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                               March 1, 1999 through March 31, 1999

III. PAYAHEAD ACCOUNT INFORMATION
---------------------------------

(A) Beginning Period Balance (B(Q))                                                       $220,564.20
(B) Amounts Applied to Payahead Account (C(B))                                                   0.00
(C) Amounts Withdrawn from Payahead Account (C(C))                                          61,073.47
                                                                                    -----------------
(D) Ending Period Balance                                                                 $159,490.73

IV. POOL BALANCES AND PORTFOLIO INFORMATION
-------------------------------------------
                                                               Begin. of Period         End of Period
                                                               ----------------         -------------
(A) Balances and Principal Factors
    (i)    Total Pool Balance                                    $52,289,548.89        $49,554,688.19
    (ii)   Total Pool Factor                                          0.4753402             0.4504788
    (iii)  Receivables Balance                                    52,289,548.89         49,554,688.19
    (iv)   Prefunding Account Balance                                      0.00                  0.00
    (v)    Class A Note Balance                                  $34,686,138.09        $32,853,760.00
    (vi)   Class A Principal Factor                                   0.4706204             0.4457588
    (vii)  Class B Note Balance                                   $8,800,602.17         $8,335,689.34
    (viii) Class B Principal Factor                                   0.4706204             0.4457588
    (ix)   Class C Note Balance                                   $5,176,824.81         $4,903,346.67
    (viii) Class C Principal Factor                                   0.4706204             0.4457588
    (ix)   Class D Certificate Balance                            $3,625,983.83         $3,461,892.19

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                                   19.86%                19.85%
    (ii)  Weighted Average Remaining Maturity (WAM)                       37.33 months          36.27 months
    (iii) Remaining Number of Contracts                                   5,591                 5,430



V. RECONCILIATION OF RESERVE ACCOUNT ("RA")


(A) Beginning RA Balance (B(H))                                                         $5,264,338.26

(B) Draw for Servicing Fee (II(I))                                                               0.00
(C) Draw for Class A Interest Distributable Amount (II(M(vii)))                                  0.00
(D) Draw for Class B Interest Distributable Amount (II(N(vii)))                                  0.00
(E) Draw for Class C Interest Distributable Amount (II(O(vii)))                                  0.00
(F) Draw for Class A Principal Distributable Amount (II(M(iv)))                                  0.00
(G) Draw for Class B Principal Distributable Amount (II(N(x)))                                   0.00
(H) Draw for Class C Principal Distributable Amount (II(O(x)))                                   0.00

(I) Overcollateralization Amount                                                       $16,700,928.19
(J) Maximum Specified Reserve Balance                                                    5,500,223.98
(K) Specified Reserve Account Balance                                                    5,500,223.98

(L) Amount Available for Deposit to the RA                                                 412,092.79
                                                                                    -----------------

(M) RA Balance Prior to Release                                                         $5,676,431.05
(N) Specified Reserve Account Balance                                                    5,500,223.98
(O) Reserve Account Release                                                                176,207.07

(P) Ending Reserve Account Balance                                                      $5,500,223.98


VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY


(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                           $291,635.00
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                       $780,164.48
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)          301,332.97
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                          187,196.51
(C) Cumulative Net Losses for all Periods (VI(A)+B(T))                                  13,585,358.99

(D) Delinquent and Repossessed Contracts
----------------------------------------
                                                                       Contracts                Amount
                                                                       ---------                ------

    (i)   30-59 Days Delinquent (C(G)i)                                   86      1.58%   $824,708.11       1.66%
    (ii)  60-89 Days Delinquent (C(G)ii)                                   0      0.00%          0.00       0.00%
    (iii) 90 Days or More Delinquent (C(G)iii)                             0      0.00%          0.00       0.00%

    (iv)  Financed Vehicles Repossessed but not yet Charged off
                 and Contracts Delinquent over 60 days(D(E))              74      1.36%    741,608.53       1.50%





CREDIT SUISSE FIRST BOSTON                                                                  Exhibit 20         Page 4
                           Key Bank USA, N.A. Automotive Specialty Finance

                    MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                                 March 1, 1999 through March 31, 1999


         VII. TESTS FOR INCREASE IN RESERVE ACCOUNT BALANCE
         --------------------------------------------------


         (A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
             (i)   Second Preceeding Collection Period                                              13.89%
             (ii)  Preceeding Collection Period                                                      8.46%
             (iii) Current Collection Period                                                         6.69%
             (iv)  Three Month Average (Avg(i,ii,iii))                                               9.68%

         (B) Ratio of Balance of Contracts Delinquent 60 Days or More and
              Balance of Financed Vehicles Repossessed but not Charged off to
              the Outstanding Pool Balance as of Each Collection Period.
             (i)   Second Preceeding Collection Period                                               2.47%
             (ii)  Preceeding Collection Period                                                      1.67%
             (iii) Current Collection Period                                                         1.50%
             (iv)  Three Month Average (Avg(i,ii,iii))                                               1.88%

         (C) Cumulative Net Loss Ratio                                                              12.35%

         (D) Loss and Delinquency Trigger Indicator                             Trigger Was Not Hit


         VIII. RECONCILIATION OF COLLECTION ACCOUNT
         ------------------------------------------


         (A) Collection Account Beginning Balance (I(H))                                     3,391,719.42
         (B) Servicing Fee Paid (II(H))                                                        152,511.18
         (C) Class A Interest Paid (II(M(vi)))                                                 179,211.71
         (D) Class B Interest Paid (II(N(vi)))                                                  46,936.54
         (E) Class C Interest Paid (II(O(vi)))                                                  30,198.14
         (F) Class A Principal Paid (II(M(ix)))                                              1,832,378.09
         (G) Class B Principal Paid (II(N(ix)))                                                464,912.83
         (H) Class C Principal Paid (II(O(ix)))                                                273,478.14
         (I) Reserve Account Deposit                                                           235,885.72
         (J) Previously Subordinated Servicing Fees Paid (II(P(ii)))                           176,207.07
         (K) Certificateholders' Distributable Amount Paid (II(Q(ii)))                               0.00
         (L) Releases to Seller                                                                      0.00





                                          AFG Receivables Trust 1997-B                    Exhibit 20     Page 5
                           Monthly Statement to Noteholders and Certificateholders
                                         Servicer: Key Bank USA, N.A.
                                    Sub Servicer: AutoFinance Group, Inc.
                                   Indenture Trustee: Bankers Trust Company
                                 Owner Trustee: Chase Manhattan Bank Delaware

Collection Period    March 1, 1999 through March 31, 1999
Distribution Date    04/15/99
Month:               19

Statement for Class A, Class B and Class C Noteholders and Certificateholders
Pursuant Per $1,000 of Outstanding to Section 5.6 of the Sale and Servicing
Agreement Class A/Class B/Class C
                                                                                         Certificate Amount
                                                                                        --------------------
(i)  Principal Distribution
          Class A Note  Amount                                                   1,832,378.09           52.8273885
          Class B Note  Amount                                                     464,912.83           52.8273885
          Class C Note  Amount                                                     273,478.14           52.8273885
          Certificates  Amount                                                     164,091.64           45.2543778


(ii)  Interest Distribution
          Class A Note  Amount                                                     179,211.71            5.1666666
          Class B Note  Amount                                                      46,936.54            5.3333328
          Class C Note  Amount                                                      30,198.14            5.8333324



(iii) Total Pool Balance of Notes and Certificates (end of Collection
Period)                                                                         49,554,688.19


(iv)   Class A Notes Balance (end of Collection Period)                         32,853,760.00
        Class A Pool Factor (end of Collection Period)                              0.4457588
        Class B Notes Balance (end of Collection Period)                         8,335,689.34
        Class B Pool Factor (end of Collection Period)                              0.4457588
        Class C Notes Balance (end of Collection Period)                         4,903,346.67
        Class C Pool Factor (end of Collection Period)                              0.4457588
        Certificates Balance (end of Collection Period)                          3,461,892.19



(v)  Basic Servicing Fee                                                           152,511.18            2.9166667


(vi)   Aggregate Net Losses                                                        291,635.00


(vii)   Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                 5,500,223.98
        Specified Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                 5,500,223.98
        Draws on Reserve Account                                                         0.00
        Deposits to Reserve Account                                                412,092.79


(viii)  Class A Notes Interest Carryover Shortfall                                       0.00            0.0000000
         Class B Notes Interest Carryover Shortfall                                      0.00            0.0000000
         Class C Notes Interest Carryover Shortfall                                      0.00            0.0000000
         Class A Notes Principal Carryover Shortfall                                     0.00            0.0000000
         Class B Notes Principal Carryover Shortfall                                     0.00            0.0000000
         Class C Notes Principal Carryover Shortfall                                     0.00            0.0000000


(ix)  Aggregate Purchase Amount of Receivables Repurchased by the Seller
        or purchased by Servicer                                                         0.00


(x)  Delinquent Contracts
                                                                                Number              Balance
                                                                      ----------------------------------------------
           30-59 Days                                                                      86             824,708.11
           60-89 Days                                                                       0                   0.00
           90 Days or More                                                                  0                   0.00


